Exhibit 10.1





                      AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                 Gilkison & Patterson Investment Advisors, Inc.

                                       and

                     Independent Community Bankshares, Inc.

                                       and

                           The Tredegar Trust Company


                                 August 9, 1999

                                TABLE OF CONTENTS


                                    ARTICLE 1
                     The Reorganization and Related Matters

                                                                                  Page
1.1      The Reorganization...................................................      1
1.2      The Closing and Effective Date.......................................      2
1.3      Definitions..........................................................      2


                                    ARTICLE 2
                          Basis and Manner of Exchange

2.1      Conversion of G&P Common Stock.......................................      4
2.2      Manner of Exchange...................................................      4
2.3      Fractional Shares....................................................      4
2.4      Dividends............................................................      4


                                    ARTICLE 3
                         Representations and Warranties

3.1      Representations and Warranties of G&P................................      5
         (a)      Organization and Standing...................................      5
         (b)      Authority...................................................      5
         (c)      Capital Structure...........................................      5
         (d)      Ownership of the Stock......................................      6
         (e)      Financial Statements........................................      6
         (f)      Absence of Undisclosed Liabilities..........................      6
         (g)      Legal Proceedings; Compliance with Laws.....................      6
         (h)      Investment Advisory Activities..............................      7
         (i)      Reports.....................................................      9
         (j)      Regulatory Approvals........................................      9
         (k)      Labor Relations.............................................     10
         (l)      Tax Matters.................................................     10
         (m)      Property....................................................     10
         (n)      Employee Benefits...........................................     11
         (o)      Investment Securities.......................................     11
         (p)      Material Contracts..........................................     11
         (q)      Insurance...................................................     11
         (r)      Absence of Material Changes and Events......................     12
         (s)      Brokers and Finders.........................................     12



         (t)      Environmental Matters.......................................     12
         (u)      Year 2000 Compliance........................................     13

3.2      Representations and Warranties of ICBI...............................     13
         (a)      Organization, Standing and Power............................     13
         (b)      Authority...................................................     14
         (c)      Capital Structure...........................................     14
         (d)      Financial Statements........................................     14
         (e)      Regulatory Approvals........................................     15
         (f)      Absence of Material Changes and Events......................     15


                                    ARTICLE 4
                       Conduct Prior to the Effective Date

4.1      Access to Records and Properties.....................................     15
4.2      Confidentiality......................................................     15
4.3      Forbearances of G&P..................................................     16
         (a)      Ordinary Course.............................................     16
         (b)      Capital Stock...............................................     16
         (c)      Stock Splits, Etc...........................................     16
         (d)      Compensation; Employment Agreements; Etc....................     16
         (e)      Benefit Plans...............................................     16
         (f)      Dispositions................................................     16
         (g)      Acquisitions................................................     17
         (h)      Governing Documents.........................................     17
         (i)      Contracts...................................................     17
         (j)      Claims......................................................     17
         (k)      Adverse Actions.............................................     17
         (l)      Indebtedness................................................     17
         (m)      Commitments.................................................     17
         (n)      Payables....................................................     17
4.4      Forbearances of ICBI.................................................     18
4.5      Dividends............................................................     18
4.6      No Solicitation......................................................     18
4.7      Regulatory Applications and Approvals................................     18
4.8      Client Consents......................................................     18
4.9      Reorganization Consummation..........................................     19
4.10     Bank Accounts........................................................     19
4.11     Modification of Transaction..........................................     19
4.12     Certain Payments.....................................................     19
4.13     Custody  ............................................................     19
4.14     Succession...........................................................     19


                                       ii

4.15     Fiscal Year..........................................................     19

                                    ARTICLE 5
                              Additional Agreements

5.1      Benefit Plans........................................................     20
5.2      Restricted Stock.....................................................     20
5.3      Indemnification......................................................     20

                                    ARTICLE 6
                        Conditions to the Reorganization

6.1      Conditions to Each Party's Obligations to Effect the Reorganization..     23
         (a)      Regulatory Approvals........................................     23
         (b)      Opinions of Counsel.........................................     23
         (c)      Legal Proceedings...........................................     23

6.2      Conditions to Obligations of ICBI....................................     23
         (a)      Representations and Warranties..............................     24
         (b)      Performance of Obligations..................................     24
         (c)      Client Consents.............................................     24

6.3      Conditions to Obligations of G&P.....................................     24
         (a)      Representations and Warranties..............................     24
         (b)      Performance of Obligations..................................     24

                                    ARTICLE 7
                                   Termination

7.1      Termination..........................................................     24
7.2      Effect of Termination................................................     25
7.3      Survival of Representations, Warranties and Covenants................     25
7.4      Expenses.............................................................     25

                                    ARTICLE 8
                               General Provisions

8.1      Entire Agreement.....................................................     26
8.2      Waiver and Amendment.................................................     26
8.3      Descriptive Headings.................................................     26
8.4      Governing Law........................................................     26
8.5      Notices..............................................................     26
8.6      Counterparts.........................................................     27

Exhibit A - Plan of Merger between The Tredegar Trust Company and Gilkison & Patterson Investment Advisors, Inc.

Exhibit B - Schedule of Required Third Party Consents [OMITTED]

Exhibit C - Schedule of Registrations Under Security Laws [OMITTED]

Exhibit D-1 - Investment Advisory Contracts [OMITTED]

Exhibit D-2 - Investment Advisory Contracts [OMITTED]

Exhibit D-3 - Investment Advisory Contracts [OMITTED]

Exhibit D-4 - Investment Advisory Contracts [OMITTED]

Exhibit E - Securities Violations [OMITTED]

Exhibit F - Contracts Involving Annual Payments in Excess of $25,000 [OMITTED]

Exhibit G - Insurance [OMITTED]



         The Company will provide the omitted exhibits to the Commission upon request.

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of August 9, 1999 by and between Gilkison & Patterson Investment Advisors, Inc., a Virginia corporation with its principal office located in Alexandria, Virginia ("G&P"), Independent Community Bankshares, Inc., a Virginia corporation with its principal office located in Middleburg, Virginia ("ICBI"), and The Tredegar Trust Company, a Virginia corporation wholly-owned by ICBI ("TTC" or the "Surviving Corporation").

                                   WITNESSETH:
         WHEREAS, pursuant to a Purchase Agreement, dated June 30, 1999 by and among G&P, Kahn Brothers Investment Management Corporation ("KBIMC"), Robert C. Gilkison and James H. Patterson (the "Kahn Agreement"), G&P acquired certain assets and assumed certain liabilities KBIMC; and

         WHEREAS,  pursuant to the Kahn Agreement,  Robert C. Gilkison and James
H. Patterson acquired all of the issued and outstanding shares of the common stock of G&P (the "G&P Common Stock"); and

         WHEREAS,  G&P and ICBI desire to combine their  respective  businesses;
and

         WHEREAS, the boards of directors of ICBI, TTC and G&P deem it advisable to merge G&P into TTC pursuant to this Agreement, the Plan of Merger attached as Exhibit A (the "Plan") and the provisions of Va. Code Section 13.1-716, whereby the holders of shares of common stock of G&P will receive common stock of ICBI and cash in exchange therefor; and

         WHEREAS, the parties desire to adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended; and

         WHEREAS, the respective Boards of Directors of G&P, TTC and ICBI have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1

                     The Reorganization and Related Matters

         1.1 The Reorganization. Subject to the terms and conditions of this Agreement, at the Effective Date as defined in Section 1.2 hereof, G&P will be merged with and into TTC (the "Reorganization"). The separate corporate existence of G&P shall thereupon cease, and TTC will be the Surviving Corporation in the Reorganization.

         1.2 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan shall take place at the offices of Williams, Mullen, Clark & Dobbins, 1021 East Cary Street, Richmond, Virginia or at such other place as may be mutually agreed upon by the parties. The Reorganization shall become effective on the date shown on the Certificate of Merger issued by the State Corporation Commission of Virginia effecting the Reorganization (the "Effective Date"). The Effective Date shall not occur before July 1, 2001. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Reorganization will be exchanged by the parties at the closing of the Reorganization (the "Reorganization Closing"), which shall be held on or before the Effective Date. At the Reorganization Closing, TTC and G&P shall execute and deliver to the Virginia State Corporation Commission (the "SCC") Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto.

         1.3 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

                  (a) the term "Affiliate" shall mean, with respect to ICBI, any corporation of which ICBI beneficially owns a majority of the voting stock.

                  (b) the term "Fair Market Value", with respect to shares of ICBI Common Stock, shall mean the weighted average sale price for sales of ICBI Common Stock for the thirty (30) days on which ICBI Common Stock trades immediately preceding the tenth day before the Effective Date.

                  (c)  the  term  "ICBI"   shall  mean   Independent   Community
Bankshares, Inc., a Virginia corporation, and any corporation with which it may merge prior to the Effective Date.

                  (d) the term "ICBI Common Stock" shall mean common stock of ICBI, par value $5.00 per share, and the common stock of any corporation with which ICBI may merge prior to the Effective Date.

                  (e) "Knowledge" of a Person shall mean what the Person should have known after a reasonable investigation.

                  (f) "Material Adverse Effect," when used in reference to any party, shall mean or describe an event, occurrence, or circumstance (including without limitation, any breach of a representation or warranty contained herein by such party) which (1) has an effect on the financial condition, results of operations, or business of such party and its subsidiaries, that, if reduced to monetary damages, would be in excess of $50,000 or (2) would materially impair any party's ability to timely perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby; provided, that a Material Adverse Effect with respect to a party shall not include events or conditions generally affecting the securities industry or the banking industry or effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on such party than that experienced by similarly situated financial services companies.

                  (g) the term "Merger Consideration" shall mean, with respect to each share of G&P Common Stock issued and outstanding on the Effective Date, a pro rata share of (A) $1,300,000.00 in cash and (B) shares of ICBI Common Stock, with an aggregate Fair Market Value of $2,500,000.00; provided, however, that ICBI shall not be required to issue more than 150,000 shares of ICBI Common Stock. If the fair market value of 150,000 shares of ICBI Common Stock is less than $2,500,000.00, the cash portion of the Merger Consideration shall be increased by an amount equal to the excess of $2,500,000.00 over the Fair Market Value of 150,000 shares of ICBI Common Stock, such that the total value of the Merger Consideration is $3,800,000.00. On the day before the Effective Date, G&P shall redeem one percent (1%) of the issued and outstanding shares of G&P Common Stock from ICBI for $60,000.00.

                  (h) the term "Person" shall mean any individual or entity.

                  (i) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and on a date not more than 30 days prior to the Effective Date and, in each case, specifically designated as information "Previously Disclosed" pursuant to this Agreement.

                  (j) the term "Shareholders" shall mean Robert C. Gilkison and James H. Patterson.

                  (k) The capitalized terms set forth below are defined in the following sections:

                  Company Reports                    Section 3.1(i)
                  Investment Contracts               Section 3.1(h)(1)
                  Kahn Agreement                     Recitals
                  Lien                               Section 3.1(b)(2)
                  Losses                             Section 5.3(b)
                  NASD                               Section 3.1(i)
                  Regulatory Authorities             Section 3.1(g)(7)
                  SEC                                Section 3.1(g)(7)
                  Self-Regulatory Bodies             Section 3.1(i)
                  Territory                          Section 3.1(m)(2)
                  G&P Balance Sheet                  Section 3.1(e)
                  G&P Financial Statements           Section 3.1(e)

                                    ARTICLE 2
                    Effect of Reorganization on Common Stock

         2.1 Conversion of G&P Common Stock. (a) At the Effective Date, by virtue of the Reorganization and without any action on the part of the holders thereof, each share of G&P Common Stock issued and outstanding on the Effective Date shall cease to be outstanding and shall be converted into the right to receive the Merger Consideration.

         (b) Each holder of a certificate representing any shares of G&P Common Stock shall thereafter cease to have any rights with respect to such G&P Common Stock, except the right to receive the consideration described in Sections 2.1 and 2.3 upon the surrender of such certificate in accordance with Section 2.2.

         (c) In the event ICBI changes the number of shares of ICBI Common Stock issued and outstanding prior to the Effective Date, as a result of any stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding ICBI Common Stock and the record date therefor shall be on or prior to the Effective Date, the number of shares of ICBI Common Stock issued as part of the Merger Consideration shall be proportionately adjusted.

         2.2 Manner of Exchange. As promptly as practicable after the Effective Date, ICBI shall cause its stock transfer agent, acting as the exchange agent ("Exchange Agent"), to send to each former shareholder of record of G&P immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates of G&P Common Stock for the consideration set forth in Section 2.1 above and Section 2.3 below. Any fractional share checks which a G&P shareholder shall be entitled to receive in exchange for such shareholder's shares of G&P Common Stock, and all dividends paid on any shares of ICBI Common Stock that such shareholder shall be entitled to receive prior to the delivery to the Exchange Agent of such shareholder's certificates representing all of such shareholder's shares of G&P Common Stock will be delivered to such shareholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to ICBI and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery.

         2.3 Fractional Shares. ICBI shall not issue fractional shares. ICBI will pay the value of such fractional shares in cash on the basis of the Fair Market Value per share of ICBI Common Stock.

         2.4 Dividends. No dividend or other distribution payable to the holders of record of ICBI Common Stock at or as of any time after the Effective Date shall be paid to the holder of any certificate representing shares of G&P Common Stock issued and outstanding at the Effective Date until such holder physically surrenders such certificate for exchange as provided in Section 2.2 of this Agreement, promptly after which time all such dividends or distributions shall be paid (without interest).

                                    ARTICLE 3

                          Representation and Warranties

         3.1 Representations and Warranties of G&P. G&P represents and warrants to ICBI as follows:

                  (a) Organization and Standing. (1) G&P is a corporation, duly organized, validly existing and in good standing under Virginia law and is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. G&P has the corporate power and authority necessary to carry on its business as it is now being conducted and to own all its material properties and assets. G&P has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

                  (2) All of the shares of capital stock of G&P are fully paid and nonassessable.

                  (b) Authority. (1) The execution and delivery of this Agreement and the Plan and the consummation of the Reorganization have been duly and validly authorized by all necessary corporate action on the part of G&P, except shareholder approval. The Agreement represents the legal, valid, and binding obligations of G&P, enforceable against G&P in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) The execution, delivery and performance of this Agreement by G&P, and the consummation of the transactions contemplated hereby, do not and will not (i) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance (a "Lien") (with or without the giving of notice, passage of time or both) pursuant to any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or agreement, indenture or instrument of G&P, or to which G&P, or G&P's properties is subject or bound, (ii) constitute a breach or violation of, or a default under, G&P's charter or by-laws, or (iii) except as set forth in Exhibit B, require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument.

                  (c) Capital Structure. The authorized capital stock of G&P consists of 10,000 shares of common stock, par value $1.00 per share, of which, as of the date hereof, 10,000 shares are issued, outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights and were not issued in violation of any agreement to which G&P is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. Robert C. Gilkison is the record holder and beneficial owner of 4,950 shares of G&P Common Stock; James H. Patterson is the record holder and beneficial owner of 4,950 such shares; and ICBI is the record holder and beneficial owner of 100 such shares. There are no outstanding options, warrants or other rights to subscribe for or purchase from G&P any capital stock of G&P or securities convertible into or exchangeable for capital stock of G&P.

                  (d) Ownership of the Stock. Except for investments that are permissible for a bank holding company under applicable federal laws and regulations, G&P does not beneficially own, directly or indirectly, any of the outstanding capital stock or other voting securities of any corporation or other organization.

                  (e) Financial Statements. G&P commenced operations on June 30, 1999. G&P has provided ICBI a balance sheet of G&P, dated as of June 30, 1999 (the "G&P Balance Sheet"). From the date hereof until the Effective Date, within 45 days of the end of each calendar quarter, G&P shall furnish to ICBI a statement of financial condition and related statements of income, cash flows and changes in shareholders' equity for each calendar quarter (each a "G&P Financial Statement). The G&P Balance Sheet fairly presents the financial position of G&P at June 30, 1999 in conformity with generally accepted accounting principles. Each G&P Financial Statement will fairly present the financial position of G&P as of the dates indicated and the results of operations, changes in shareholders' equity and statements of cash flows for the periods or as of the dates set forth therein (subject, in the case of unaudited interim statements, to normal recurring audit adjustments that are not material in amount or effect) in conformity with generally accepted accounting principles on a consistent basis.

                  (f) Absence of Undisclosed Liabilities. At June 30, 1999, G&P had no obligation or liability (contingent or otherwise) of any nature which was not reflected in the G&P Balance Sheet, except for those which in the aggregate are immaterial or have been Previously Disclosed.

                  (g) Legal Proceedings; Compliance with Laws. (1) There are no actions, suits or proceedings instituted or pending or, to the best knowledge of G&P's management, threatened against G&P, or against any property, asset, interest or right of G&P. G&P is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), business or prospects of G&P.

                  (2) The conduct of its business by G&P is not in violation, in any material respect, of any law, statute, ordinance, license, rule or regulation (including those of the Self-Regulatory Bodies).

                  (3) G&P has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities and Self-Regulatory Bodies that are required in order to permit it to own and operate its business as presently conducted. All such permits, licenses, authorizations, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened or reasonably likely. All such filings, applications and registrations are current. G&P is in good standing with all relevant Regulatory Authorities and is a member in good standing with all relevant Self-Regulatory Bodies.

                  (4) G&P has not received any notification or written communication (or, to its knowledge, any other communication) from any Regulatory Authority or Self-Regulatory Body (A) asserting that G&P is not in compliance with any of the statutes, rules, regulations, or ordinances which such Regulatory Authority or Self-Regulatory Body enforces, or has otherwise engaged in any unlawful business practice, (B) threatening to revoke any license, franchise, permit, governmental authorization, or other privilege, (C) requiring G&P (including any of G&P's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy) or
(D) restricting or disqualifying the activities of G&P.

                  (5)  G&P  is  not   aware  of  any   pending   or   threatened
investigation, review or disciplinary proceeding by any Regulatory Authority or Self-Regulatory Body against G&P or any officer, director or employee thereof.

                  (6) Neither G&P nor any officer, director or employee thereof, is a party or subject to any order, directive, decree, condition or similar arrangement or action (other than exemptive orders) relating to the business of G&P, with or by any federal, state, local or foreign regulatory authority or industry trade group.

                  (7)  G&P  and  each  of its  officers  and  employees  who are required to be registered as an investment adviser, investment adviser representative or agent with the Securities and Exchange Commission (the "SEC"), the securities commission of any state or any Regulatory Authority or Self-Regulatory Body (the "Regulatory Authorities"), is duly registered as such and such registration is in full force and effect, and a list of all such registrations is disclosed in Exhibit C. All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

                  (h) Investment Advisory Activities. (1) Disclosed in Exhibit D is a listing of (i) all of the clients to which G&P provides investment management, investment advisory or sub-advisory services on the date hereof, and
(ii) each contract or agreement, and all amendments thereto, in effect on the date hereof relating to G&P's rendering of investment advisory or management services (including without limitation all sub-advisory services) to any client (together with any such contract or agreement entered into after the date hereof, the "Investment Contracts"). Each Investment Contract and any subsequent renewal has been duly authorized, executed and delivered by G&P and each other party thereto and, to the extent applicable, has been adopted in compliance with any statute, order, ordinance, rule or regulation to which such Investment Contract is subject and is a valid and binding agreement of G&P and each other party thereto, enforceable in accordance with its terms (subject to bankruptcy,
insolvency,   moratorium,
fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles). Each of G&P and client party thereto is in compliance in all material respects with the terms of each Investment Contract to which it is a party, and is not currently in default under any of the terms of any such Investment Contract. Each such Investment Contract is in full force and effect. Except as disclosed in Exhibit D, none of the Investment Contracts, or any other arrangements or understandings relating to G&P's rendering of investment advisory or management services (including without limitation all sub-advisory services), contains any undertaking by a client to cap fees or to reimburse any or all fees thereunder, and all such Investment Contracts or other arrangements or understandings provide for the payment of fees. Copies of each Investment Contract, including a current fee schedule, have been supplied to ICBI. Except as Previously Disclosed, G&P is not an adviser or sub-adviser to any Investment Company.

                  (2) Except as disclosed in Exhibit D, G&P has not received any notice (written or otherwise) that any client is terminating or is planning to terminate its relationship with G&P or will reduce materially its use of the services of G&P.

                  (3) G&P has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of G&P, all accounts for which it acts as investment advisor, in accordance with the terms of the governing documents and applicable law and regulation and common law. To the best knowledge of G&P, neither G&P nor any director, officer or employee of G&P has committed any breach with respect to any such account. The accountings for each such account are true and correct in all respects and accurately reflect the assets of such account in all respects.

                  (4) Listed in Exhibit D is each client that is subject to ERISA. The accounts of each such client have been managed by G&P in compliance in all material respects with the applicable requirements of ERISA.

                  (5) No basis exists upon which G&P would have any material liability to any client except such liabilities arising in the ordinary course of business.

                  (6) G&P has adopted a formal code of ethics and a written policy regarding insider trading, a copy of each of which has been provided or supplied to ICBI. Such code and policy comply with Section 17(j) of the Investment Company Act of 1940 (as amended, the "Investment Company Act"), Rule 17j-1 thereunder and Section 204A of the Investment Advisers Act of 1940 (as amended, the "Investment Advisers Act"), respectively. The policies of G&P with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV thereof, as amended, a copy of which has been delivered or made available to ICBI, and G&P's "soft-dollar" policies and arrangements satisfy the requirements of Section 28(e) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") and all other applicable laws and regulations. There have been no violations or allegations of violations of such policies.

                  (7) Except as disclosed in Exhibit E, neither G&P nor any other person "associated" (as defined under the Investment Advisers Act) with G&P, has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the Investment Company Act or as an investment adviser representative under any applicable state or federal law, and there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

                  (8) As of the date of this Agreement, G&P has disclosed to all clients of KBIMC the transactions contemplated by the Kahn Agreement, including but not limited to, the assignment of the Investment Contracts contemplated by the Kahn Agreement, which disclosure (i) is true, complete and correct in all material respects, and (ii) satisfies all applicable requirements of the Investment Advisers Act and the regulations promulgated thereunder. As to any client of KBIMC with an Investment Contract that terminates by its terms upon assignment, G&P has caused such client to enter into a new agreement effective as of June 30, 1999 on terms and conditions no less favorable than the client's existing contract with KBIMC which contract complies with the Investment Advisers Act and the regulations promulgated thereunder. Any such new agreement shall be deemed an assigned contract for the purposes of the preceding sentence.

                  (9) G&P is not required to be registered as a broker-dealer under any state or federal law.

                  (i) Reports. G&P has timely filed (and, for the past five (5) years each person associated with G&P has timely filed) all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, with (i) the SEC, (ii) any other applicable federal, state or foreign securities, banking, insurance, or other regulatory authority, and (iii) the National Association of Securities Dealers, Inc. ("NASD"), or any other self-regulatory body or industry trade group (the "Self-Regulatory Bodies")(all such reports and statements being collectively referred to herein as the "Company Reports"), including without limitation all reports, registrations, statements and filings required under the Investment Company Act, the Investment Advisers Act, or any applicable state securities. To the knowledge of G&P and the Shareholders, as of their respective dates, the Company Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the regulatory authority or Self-Regulatory Body with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (j) Regulatory Approvals. To the knowledge of G&P there is no reason why the regulatory approvals referred to in Section 6.1(a) should not be obtained without the imposition of any condition of the type referred to in
Section 6.1(a).

                  (k) Labor Relations. G&P is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (l) Tax Matters. G&P shall file all federal, state and local tax returns and reports required to be filed, and pay all taxes shown by such returns to be due and payable. Except as Previously Disclosed, no tax return or report of G&P is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against G&P by any taxing authority.

                  (m) (1) Property. Except as Previously Disclosed or reserved against in the G&P Balance Sheet or G&P Financial Statements, G&P has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the G&P Financial Statements as being owned by G&P as of the dates thereof. To the best knowledge of G&P, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by G&P are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The buildings, structures, and appurtenances owned, leased, or occupied by G&P are in good operating condition and in a state of good maintenance and repair, and to the best knowledge of G&P (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no latent defects therein.

                  (2) The Company has the right to use within the geographic territory in which it conducts its business (the "Territory"), and after consummation of the transactions contemplated hereby will have the right to use in the Territory, free and clear of any claims of others, all patents, patent applications, trademarks, service marks (whether registered or unregistered), trade names, copyrights and other proprietary rights necessary to own and operate its properties and to carry on its business as currently conducted.

                  (3) The Company owns or licenses all computer software developed or currently used by it which is material to the conduct of its business and has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of a third party.

                  (n) Employee  Benefit  Plans.  (1) G&P will deliver for ICBI's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained, sponsored in whole or in part, or contributed to by G&P for the benefit of employees, retirees or other beneficiaries eligible to participate (collectively, the "G&P Benefit Plans"). Any of the G&P Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section (32) of ERISA, is referred to herein as a "G&P ERISA Plan." No G&P Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (2) Except as Previously Disclosed, all G&P Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations, the breach or violation of which could result in a material liability to G&P on a consolidated basis.

                  (3) No G&P ERISA Plan is a defined benefit pension plan.

                  (o) Investment Securities. Except as Previously Disclosed, none of the investment securities reflected in the G&P Financial Statements is
(i) subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time or (ii) of a type or in an amount that ICBI would be prohibited from holding under the Bank Holding Company Act of 1956 (as amended, the "Bank Holding Company Act") or regulations of the Federal Reserve thereunder.

                  (p) Material Contracts. Except as disclosed in Exhibit F, neither G&P nor any of its assets, businesses or operations, is a party to, or is bound or subject to, or receives benefits under, any material contract, lease or agreement (i.e., a contract, lease or agreement providing for annual payments in excess of $25,000). Copies of such contracts or agreements have been supplied or made available to ICBI. G&P is not in default under any such material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or subject to, or under which it or any of its assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default by G&P. G&P is not subject to or bound by any contract containing covenants which limit the ability of G&P to compete in any line of business or with any person or which involves any restriction of geographical area in which, or method by which, G&P may carry on its business (other than as may be required by law or any applicable regulatory authority). Except as disclosed in Exhibit F, there are no contracts between any affiliate of G&P, on the one hand, and G&P on the other hand.

                  (q) Insurance. G&P is insured with reputable insurers against such risks and in such amounts as the management of G&P reasonably has determined to be prudent in accordance with industry practices. Disclosed in Exhibit G is a complete list, as of the date hereof, of the material insurance policies related to the business currently conducted by G&P (copies of which have been supplied to ICBI). The fidelity insurance of G&P has been and will be maintained in accordance with all requirements of applicable law. G&P has not made any claim under any insurance policy and is not aware of any event or condition that is reasonably likely to give rise to any such claim. G&P is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. G&P has not received notice of cancellation or non-renewal of any such policy or binder. G&P has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. G&P has not received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                  (r) Absence of Material Changes and Events. Since July 1, 1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, assets under management, cash flow, earnings or business of G&P, and except for entering into this Agreement, G&P has conducted its business only in the ordinary course consistent with past practice.

                  (s) Brokers and Finders. Neither G&P nor any of its officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

                  (t) Environmental Matters. (1) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on G&P of any liability arising under any Environmental Laws pending or, to the best knowledge of G&P, threatened against (A) G&P, (B) any person or entity whose liability for any Environmental Claim G&P has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which G&P owns or leases, or has been or is judged to have managed, supervised or participated in the management of, which liability might have a Material Adverse Effect on the business, financial condition or results of operations of G&P. G&P is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

                  (2) To the best knowledge of G&P, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against G&P or against any person or entity whose liability for any Environmental

Claim G&P or any G&P Subsidiary has or may have retained or assumed either contractually or by operation of law.

                  (3) For the purpose of this Agreement, the following terms shall have the following meanings:

                  (i) "Communication" means a communication which is of a substantive nature and which is made (A) in writing to G&P or any G&P Subsidiary on the one hand or to ICBI or any ICBI Subsidiary on the other hand, or (B) orally to a senior officer of G&P or any G&P Subsidiary or of ICBI or any ICBI Subsidiary, whether from a governmental authority or a third party.

                  (ii) "Environmental Claim" means any Communication from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern.

                  (iii) "Environmental Laws" means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata). This definition includes, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  (iv) "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

                  (u) Year 2000 Compliance. G&P, to its best knowledge, satisfies all requirements of the Securities and Exchange Commission as to Year 2000 readiness and has made all necessary filings with the Securities and Exchange Commission related thereto, including but not limited to timely filings of Form ADV-Y2K.


         3.2 Representations and Warranties of ICBI. ICBI represents and warrants to G&P as follows:

                  (a) Organization, Standing and Power. ICBI is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and ICBI has the corporate power and authority to execute and deliver this

Agreement and perform the respective terms of this Agreement and of the Plan. ICBI is duly registered as a bank holding company under the Bank Holding Company Act.

                  (b)  Authority.   (1)  The  execution  and  delivery  of  this
Agreement and the Plan and the consummation of the Reorganization have been duly and validly authorized by all necessary corporate action on the part of ICBI. The Agreement represents the legal, valid, and binding obligation of ICBI, enforceable against ICBI in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by ICBI with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of ICBI, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the ICBI Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the ICBI Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.6, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the ICBI Companies or any of their properties or assets.

                  (c) Capital Structure. The authorized capital stock of ICBI consists of: 10,000,000 shares of ICBI Common Stock, of which 1,778,994 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which ICBI is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. The shares of ICBI Common Stock to be issued upon consummation of the Reorganization will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (d) Financial Statements. ICBI has previously furnished to G&P true and complete copies of its audited consolidated balance sheets and related consolidated statements of income, statements of cash flows, and statements of stockholders equity for the three year period ended December 31, 1998 (together with the notes thereto, the "ICBI Financial Statement"). The ICBI Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods presented, and present fairly the financial position of ICBI as of the respective dates thereof and the results of its operations for the three year period then ended.

                  (e) Regulatory Approvals. ICBI knows of no reason why the regulatory approvals referred to in Section 6.1(a) should not be obtained without the imposition of any condition of the type referred to in Section 6.1(a).

                  (f) Absence of Material Changes and Events. Since December 31, 1998, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or ICBI, and ICBI has conducted its business only in the ordinary course consistent with past practice.

                                    ARTICLE 4

                       Conduct Prior to the Effective Date

         4.1 Access to Records; Current Information. (a) Prior to the Effective Date, ICBI, on the one hand, and G&P on the other, agree to give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

         (b) During the period from the date of this Agreement to the Effective Date, each of G&P and ICBI shall, and shall cause its representatives to, promptly  notify  the  other  of (1) any  material  change  in its  business  or operations, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it, (3) any denial of any application filed by it with any Regulatory Authority with respect to this Agreement, (4) the institution or the threat of material litigation involving or relating to it, or (5) any event or condition that might be reasonably expected to cause any of its representations or warranties set forth herein not to be true and correct as of the Effective Date (and will use its best efforts to prevent or promptly remedy the same) or prevent it from fulfilling its obligations hereunder; and in each case shall keep the other informed with respect thereto.

         4.2 Confidentiality. Between the date of this Agreement and the Effective Date, ICBI and G&P each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Reorganization is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

         4.3. Forbearances of G&P. From the date hereof until the Effective Date, except as expressly contemplated by this Agreement, without the prior written consent of ICBI, G&P will not:

                  (a) Ordinary Course. Conduct the business of G&P other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact its business organization and assets and maintain its rights, franchises and existing relations with clients, customers, suppliers, employees and business associates, engage in any new activities or lines of business, or take any action reasonably likely to have a Material Adverse Effect upon G&P's ability to perform any of its material obligations under this Agreement. G&P shall not engage in any business or activity that is impermissible for a bank holding company under the Bank Holding Company Act or the rules and regulations of the Board of Governors of the Federal Reserve System. Upon request by G&P, ICBI will promptly advise G&P whether any particular business, activity or investment is impermissible for a bank holding company.

                  (b) Capital Stock. Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of G&P or any rights to acquire capital stock of G&P, or enter into any agreement with respect to the foregoing, or permit any additional shares of capital stock of G&P to become subject to new grants of employee options, other rights to acquire capital stock of G&P or similar stock-based employee rights.

                  (c) Stock Splits, Etc. Directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (d) Compensation; Employment Agreements; Etc. Enter into, amend, modify or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of G&P, or grant any salary, wage or other compensation increase or increase any employee benefit (including incentive or bonus payments), except (1) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, or (2) for employment arrangements for newly hired employees in the ordinary course of business consistent with past practice.

                  (e) Benefit Plans. Enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of G&P; provided, however, G&P may maintain a profit sharing plan and a defined contribution pension plan similar to the profit sharing plan and defined contribution pension plan previously maintained by KBIMC.

                  (f) Dispositions. Except for the sale of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its material assets, business or properties.

                  (g) Acquisitions. Except for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire any material assets, business, securities or properties of any other entity.

                  (h) Governing Documents. Amend G&P's Articles of Incorporation or By-Laws.

                  (i) Contracts. Except in the ordinary course of business, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts.

                  (j) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $25,000 and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.

                  (k) Adverse Actions. Knowingly take any action that is intended or is reasonably likely to (1) result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, (2) result in any of the conditions to the Merger set forth in Article 6 not being materially satisfied or (3) result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (l) Indebtedness. Other than the indebtedness to ICBI (1) incur any indebtedness for borrowed money or (2) settle, modify or forgive any indebtedness for borrowed money owed to G&P.

                  (m) Commitments. Agree, commit to or enter into any agreement to take any of the actions prohibited by Sections 4.3(a) through (l).

                  (n) Payables. Fail to pay all bills as they become due in the ordinary course of business.

         4.4 Forbearances of ICBI. From the date hereof until the Effective Date, except as expressly contemplated by this Agreement, without the prior written consent of G&P, which consent shall not be unreasonably withheld, ICBI will not knowingly take any action that is intended or is reasonably likely to
(1) result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, (2) result in any of the conditions to the Merger set forth in Article 6 not being materially satisfied or (3) result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

         4.5 Dividends. G&P agrees that it will not declare or pay any cash dividend from the date of this Agreement through the Effective Date.

         4.6 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to its terms, neither G&P nor any of its officers, directors, representatives or agents shall, directly or indirectly, (i) encourage, solicit or initiate discussions or negotiations with any person other than ICBI concerning any merger, share exchange, sale of substantial assets, tender offer, sale of shares of capital stock or similar transaction involving G&P, (ii) enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of a significant amount of assets, or (iii) furnish any information to any other person relating to or in support of such transaction.

         4.7. Regulatory Applications and Approvals. Each of the parties hereto shall use its reasonable best efforts (A) promptly to prepare and submit applications to the appropriate Regulatory Authorities for approval of the Reorganization, and (B) promptly to make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Reorganization. Each of G&P and ICBI agrees to cooperate with the other and, subject to the terms and conditions set forth in this Agreement, use its reasonable best efforts to prepare and file all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. Each of G&P and ICBI shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any regulatory authorities in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and regulatory authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

         4.8. Client Consents. As soon as reasonably practicable after the receipt of a written request from ICBI (which request shall not be made until ICBI has called a special meeting of the shareholders of G&P to vote on the Reorganization), G&P shall inform its clients of the transactions contemplated by this Agreement. G&P shall, in compliance with the Investment Advisers Act, request written consent of each such client to the assignment to TTC of its Investment Contract and use its reasonable best efforts to obtain such consent, or in the case of agreements which prohibit assignment or state by their terms that they terminate upon assignment, use its reasonable best efforts to enter into new agreements effective upon the Effective Date. ICBI agrees that, except in the case of Investment Contracts with respect to clients which prohibit assignment or state by their terms that they terminate upon assignment or do not, by their terms, require written consent of the client, G&P may obtain consent by requesting written consent as aforesaid and informing such client of:
(a) G&P's intention to assign such Investment Contract to TTC; (b) TTC's intention to continue the advisory services, pursuant to the existing Investment

Contract with such client after the Effective Date if such client does not terminate such agreement prior to the Effective Date; and (c) that the consent of such client will be implied if such client continues to accept such advisory services for at least 30 days after receipt of such notice without termination.

         4.9 Reorganization Consummation. Subject to the terms and conditions of this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Reorganization at the earliest possible date, consistent with Section 1.2 herein, and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, and each of G&P and ICBI shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         4.10 Bank Accounts. G&P intends to maintain its principal bank accounts with The Middleburg Bank, a wholly-owned subsidiary of ICBI, but shall be permitted to maintain accounts at other banks.

         4.11 Modification of Transaction. At the request of ICBI, G&P agrees to take such actions as may be reasonably necessary to modify the structure of, or to substitute parties to (as long as such substitute is ICBI or a wholly-owned subsidiary of ICBI) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration or abrogate the covenants and other agreements contained in this Agreement.

         4.12 Certain Payments. The Shareholders shall indemnify, defend and hold G&P harmless from and against any and all claims, demands, losses, liabilities, costs, damages and expenses that are asserted against G&P or that G&P sustains under the Kahn Agreement.

         4.13 Custody. G&P will use its best efforts to transfer custody of all client funds and securities to TTC as expeditiously as possible; provided that ICBI and TTC understand that certain clients' relationships with brokers and banks are such that it is impracticable or impossible to transfer custody of those clients' assets and that any effort to do so is likely to be unsuccessful.

         4.14 Succession. G&P will cooperate with ICBI to identify and hire an individual acceptable to ICBI and TTC who is intended to be capable of marketing the services of G&P and learning to perform the duties currently performed by Robert C. Gilkison or James H. Patterson.

         4.15     Fiscal Year.  G&P will adopt a fiscal year ending December 31.

                                    ARTICLE 5

                              Additional Agreements

         5.1 Benefit Plans. Upon consummation of the Reorganization, as soon as administratively practicable and subject to ICBI's best efforts, employees of G&P shall be entitled to participate in ICBI pension, benefit, health and similar plans on the same terms and conditions as employees of ICBI and its subsidiaries, without waiting periods and giving effect to years of service with KBIMC and G&P as if such service were with ICBI; provided, however, that no G&P employee shall receive credit for service with KBIMC or G&P for benefit accrual purposes under the ICBI defined benefit pension plan. ICBI also shall cause G&P to honor in accordance with their terms as in effect on the date hereof (or as amended after the date hereof with the prior written consent of ICBI), all employment, severance, consulting and other compensation contracts and agreements Previously Disclosed and executed in writing by G&P on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have previously been delivered by G&P to ICBI.

         5.2 Restricted Stock. The offer and sale of ICBI Common Stock contemplated by this Agreement is intended to be exempt from the registration requirements of the Securities Act of 1933 and applicable state law. ICBI will not file any registration statement with the Securities and Exchange Commission or any state. Transfer of the shares of ICBI Common Stock issued as Merger Consideration will be restricted to the extent necessary to comply with the Securities Act of 1933 and any applicable state laws. Each share certificate for shares of ICBI Common Stock issued pursuant to this Agreement shall bear the following legend:

         The  shares  of stock  represented  by this  Certificate  have not been
         registered   under  the   Securities  Act  of  1933,  as  amended  (the
         "Securities Act"), and no transfer, sale, assignment, pledge, hypothecation or other disposition of the shares represented by this Certificate may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (b) pursuant to an exemption from the provisions of Section 5 of the Securities Act, and the rules and regulations in effect thereunder, and applicable state securities laws.

         5.3      Indemnification.

         (a) Survival of Representations, Warranties and Covenants. All representations and warranties of the parties contained in this Agreement, including any exhibits made a part hereof, and any covenants or other agreements the performance of which is specified to occur on or prior to the Effective Date, shall survive the Effective Date for the applicable statute of limitations. Any covenant or other agreement herein any portion of the performance of which may or is specified to occur after the Effective Date shall survive the Effective Date.

         (b)  Obligations  of  Shareholders.  Subject  to  Section  5.3(e),  the
Shareholders hereby agree to indemnify, defend and hold harmless ICBI and its employees, officers, partners and other affiliates from and against any and all claims, losses, liabilities, costs, penalties, fines and expenses

(including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, Taxes, judgments, awards or demands (collectively, "Losses") which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from:
(a) any inaccuracy in or breach of any of the representations or warranties of G&P made in or pursuant to this Agreement or in any other agreement, certificate or document executed in connection herewith or (b) any breach or nonperformance of any of the covenants or other agreements made by G&P in or pursuant to this Agreement.

         (c) Obligations of ICBI. Subject to Section 5.3(e), ICBI hereby agrees to indemnify, defend and hold harmless the Shareholder from and against any and all Losses which either of them may suffer, incur or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations or warranties of ICBI made in or pursuant to this Agreement or in any other agreement, certificate or document executed in connection herewith or (b) any breach or nonperformance of any of the covenants or other agreements made by ICBI in or pursuant to this Agreement.

         (d) Procedure. (i) Any party entitled to the benefits of indemnification hereunder (an "Indemnified Party") and seeking indemnification for any Losses or potential Losses from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the party obligated to provide indemnification hereunder (an "Indemnifying Party") specifying in detail the source of the Loss or potential Loss under
Section 5.3(b) or Section 5.3(c), as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Section 5.3 by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

         (ii) Defense. Except as otherwise provided herein, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim (10 days if the Indemnifying Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (A) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and (B) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon the written advice of its counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified
Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to assume and direct the defense of such Third Party Claim. In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel of the Indemnifying Party and one counsel to all the Indemnified Parties. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld by the Indemnified Party and provided further, that if the sole settlement relief payable to a Third Party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

         (iii) Miscellaneous.  The procedures set forth in Section 5.3(d)(i) and
(ii) above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

         (iv) Notice of Non-Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnifying Party (a "Non-Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 5.3(b) or Section 5.3(c), as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Section 5.3 by any failure to provide such prompt notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such.

         (e) Survival of Indemnity. Notwithstanding anything to the contrary in this Article VIII, no Indemnified Party shall have any right to indemnification with respect to any matter as to which formal notice satisfying the requirements of Section 5.3(d)(i) or Section 5.3(d)(iv) shall not have been provided by the Indemnified Party to the Indemnifying Party prior to the expiration of the survival period set forth in Section 5.3(a). Any matter as to which a claim has been asserted by formal notice pursuant to Section 5.3(d) and within the time limitation applicable by reason of the immediately preceding sentence that is pending or unresolved at the end of any applicable limitation period under this Section 5.3 or applicable law shall continue to be covered by this Section 5.3 notwithstanding any applicable statue of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

         (f) Minimum and Maximum Losses. No party shall have any right to seek indemnification under this Agreement for any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement or in any other agreement, certificate or document executed in connection herewith or for the breach or nonperformance of the covenants or other agreements made in or pursuant to this Agreement until Losses of such party exceed $50,000, after which time only the aggregate amount of such losses in excess of $50,000 shall be recoverable in accordance with the terms hereof. No party shall have the right to recover Losses in excess of $4,800,000.00 hereunder.

                                    ARTICLE 6

                        Conditions to the Reorganization

         6.1 Conditions to Each Party's Obligations to Effect the Reorganization. The respective obligations of each of ICBI and G&P to effect the Reorganization and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

                  (a) Regulatory Approvals. This Agreement and the Plan of Merger shall have been approved by the Board of Governors of the Federal Reserve System and, if required, the Virginia State Corporation Commission, and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Reorganization in the reasonable opinion of the Board of Directors of ICBI or G&P.

                  (b) Opinions of Counsel. G&P shall have delivered to ICBI and ICBI shall have delivered to G&P opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

                  (c) Legal Proceedings. Neither ICBI nor G&P shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Reorganization.

         6.2 Conditions to Obligations of ICBI. The obligations of ICBI to effect the Reorganization shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties contained herein of G&P shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Reorganization and the other transactions contemplated by this Agreement, and ICBI shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of G&P dated the Effective Date, to such effect.

                  (b) Performance of Obligations. G&P shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and ICBI shall have received a certificate signed by the Chief Executive Officer of G&P to that effect.

                  (c) Client Consents. Clients of G&P representing at least ninety percent (90%) of funds under management shall have consented to the assignments of any Investment Contract to TTC.


         6.3 Conditions to Obligations of G&P. The obligations of G&P to effect the Reorganization shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties contained herein of ICBI shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Reorganization and the other transactions contemplated by this Agreement, and G&P shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of ICBI dated the Effective Date, to such effect.

                  (b) Performance of Obligations. ICBI shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and G&P shall have received a certificate signed by Chief Executive Officer of ICBI to that effect.

                                    ARTICLE 7

                                   Termination

         7.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Reorganization abandoned at any time prior to the Effective Date:

                  (a) By the mutual consent in writing of the parties hereto.

                  (b) By ICBI or G&P (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or
(ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Reorganization under the applicable standard set forth in Section 6.2(a) in the case of ICBI and
Section 6.3(a) in the case of G&P; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of 30 days following written notice of such breach to the party committing such breach or the Effective Date.

                  (c) At any time prior to the Effective Date, by ICBI or G&P in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Reorganization Closing, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

                  (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 6.1(a) are denied, and the time period for appeals and requests for reconsideration has run.

                  (e) At any time following December 31, 2001, by either party hereto in writing, if the Effective Date has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

         7.2 Effect of Termination. In the event of the termination of this Agreement and the Reorganization pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 4.2 and all of Section 7.4 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve or release the breaching party from any liability for an uncured breach of the covenant, agreement, understanding, representation or warranty giving rise to such termination.

         7.3  Survival  of  Representations,   Warranties  and  Covenants.   All
representations, warranties and covenants in this Agreement shall survive the Effective Date.

         7.4 Expenses. Each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated herein, including fees and expenses of its own consultants, investment bankers, accountants and counsel.

                                    ARTICLE 8

                               General Provisions

         8.1 Entire Agreement. This Agreement contains the entire agreement among ICBI, TTC and G&P with respect to the Reorganization and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         8.2 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be amended or supplemented by written instructions duly executed by the parties hereto at any time, except statutory requirements and requisite approvals of regulatory authorities.

         8.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

         8.4 Governing Law. Except as otherwise required or indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

         8.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to ICBI:
                  Joseph L. Boling
                  Independent Community Bankshares, Inc.
                  111 West Washington Street
                  Middleburg, VA 20117
                   (Tel. 540-687-4220)

         Copy to:
                  Wayne A. Whitham, Jr.
                  Williams, Mullen, Clark & Dobbins
                  1021 East Cary Street
                  P.O. Box 1320
                  Richmond, VA 23210-1320
                  (Tel. 804-783-6473)

         If to G&P:

                  Gilkison & Patterson Investment Advisors, Inc.
                  1901 N. Beauregard Street
                  Suite 300
                  Alexandria, Virginia 22311
                  (Tel. 703- 931-1366)

         Copy to:
                  Stanley E. Majors, Esq.
                  Fettmann, Tolchin & Majors, PC
                  10615 Judicial Drive, #502
                  Fairfax, VA 22030
                  (Tel. 703-385-9500)

         8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.


                            [execution pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                  Independent Community Bankshares, Inc.


                                  By:/s/ Joseph L. Boling
                                     -----------------------------------
                                     Joseph L. Boling,
                                     Chairman and Chief Executive Officer

ATTEST:

/s/ Alice P. Frazier
------------------------

---------------------
Secretary


                                  Gilkison & Patterson Investment Advisors, Inc.


                                  By:/s/ Robert C. Gilkison
                                     -----------------------------------
                                     Robert C. Gilkison, Chairman

ATTEST:

/s/ James H. Patterson
------------------------

---------------------
Secretary

                                  The Tredegar Trust Company



                                  By:/s/ F. E. Deacon, III
                                     -----------------------------------
                                     F. E. Deacon, III, President

ATTEST:

/s/ Alice P. Frazier
------------------------

---------------------
Secretary


         Each of the undersigned hereby agrees that he is personally bound by the provisions of Section 4.12 and Section 5.3 of this Agreement.


                                     /s/ Robert C. Gilkison
                                     -----------------------------------
                                     Robert C. Gilkison


                                     /s/ James H. Patterson
                                     -----------------------------------
                                     James H. Patterson

                                                                       EXHIBIT A

                                 PLAN OF MERGER
                                       OF
                 GILKISON & PATTERSON INVESTMENT ADVISORS, INC.
                                      INTO
                           the tredegar trust company

                                    ARTICLE 1

         Gilkison & Patterson Investment Advisors, Inc., a Virginia corporation ("G&P") shall upon the time that the Articles of Merger are made effective by the State Corporation Commission of Virginia (the "Effective Time"), be merged (the "Merger") into The Tredegar Trust Company, a Virginia corporation. The Tredegar Trust Company shall be the Surviving Corporation (the "Surviving Corporation"). The Surviving Corporation is a wholly-owned subsidiary of Independent Community Bankshares, Inc., a Virginia corporation ("ICBI").


                                    ARTICLE 2

                                   Definitions

         For all purposes of this Plan:

                  (a) the term "Fair Market Value", with respect to shares of ICBI Common Stock, shall mean the weighted average sale price for sales of ICBI Common Stock for the thirty (30) days on which ICBI Common Stock trades immediately preceding the tenth day before the Effective Date.

                  (b) the term "Merger Consideration" shall mean, with respect to each share of G&P Common Stock issued and outstanding on the Effective Date, a pro rata share of (A) $1,300,000.00 in cash and (B) shares of ICBI Common Stock, with an aggregate Fair Market Value of $2,500,000.00; provided, however, that ICBI shall not be required to issue more than 150,000 shares of ICBI Common Stock. If the fair market value of 150,000 shares of ICBI Common Stock is less than $2,500,000.00, the cash portion of the Merger Consideration shall be increased by an amount equal to the excess of $2,500,000.00 over the Fair Market Value of 150,000 shares of ICBI Common Stock, such that the total value of the Merger Consideration is $3,800,000.00.

                                    ARTICLE 3

                    Effect of Reorganization on Common Stock

         3.1 (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of G&P Common Stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive the Merger Consideration.

         (b) Each holder of a certificate representing any shares of G&P Common Stock shall thereafter cease to have any rights with respect to such G&P Common Stock, except the right to receive the consideration described in Sections 3.1 and 3.3 upon the surrender of such certificate in accordance with Section 3.2.

         3.2 Manner of Conversion. As promptly as practicable after the Effective Date, ICBI shall cause its stock transfer agent, acting as the exchange agent ("Exchange Agent"), to send to each former shareholder of record of G&P immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates of G&P Common Stock for the consideration set forth in Section 3.1 above and Section 3.3 below. Any fractional share checks which a G&P shareholder shall be entitled to receive in exchange for such shareholder's shares of G&P Common Stock, and all dividends paid on any shares of ICBI Common Stock that such shareholder shall be entitled to receive prior to the delivery to the Exchange Agent of such shareholder's certificates representing all of such shareholder's shares of G&P Common Stock will be delivered to such shareholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to ICBI and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery.

         3.3 Fractional Shares. ICBI shall issue cash in lieu of fractional shares. ICBI will pay the value of such fractional shares in cash on the basis of the Fair Market Value per share of ICBI Common Stock.

         3.4 Dividends. No dividend or other distribution payable to the holders of record of ICBI Common Stock at or as of any time after the Effective Date shall be paid to the holder of any certificate representing shares of G&P Common Stock issued and outstanding at the Effective Date until such holder physically surrenders such certificate for exchange as provided in Section 3.2, promptly after which time all such dividends or distributions shall be paid (without interest).



                                       2